                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 15, 2005

                           JETBLUE AIRWAYS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                 000-49728              87-0617894
(State of Other Jurisdiction of     (Commission          (I.R.S. Employer
           Incorporation)           File Number)         Identification No.)

              118-29 QUEENS BOULEVARD, FOREST HILLS, NEW YORK 11375
               (Address of principal executive offices) (Zip Code)

                                 (718) 709-3026
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

         On August 18, 2005, JetBlue Airways Corporation issued a press release announcing the election by its Board of Directors of Ms. Angela Gittens as a
director, effective September 30, 2005, for a term expiring in 2006. As of the date of this report, our Board of Directors had not yet determined the committee or committees of our Board to which Ms. Gittens would be named. This information will be provided through an amendment to this report after it is determined. The full text of our press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

         Prior to her election to our Board, Ms. Gittens was not affiliated with
JetBlue in any capacity. There are no arrangements or understandings between Ms.
Gittens and any other person pursuant to which she was selected as a director nor are there any transactions in which Ms. Gittens has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

Exhibit
Number          Description
-------         -----------
99.1            Press Release dated August 18, 2005 announcing the election of
                Ms. Angela Gittens to JetBlue Airways Corporation's Board of
                Directors.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          JETBLUE AIRWAYS CORPORATION
                                  (Registrant)

Date: August 18, 2005              By:  /s/ HOLLY NELSON
                                        ------------------------------
                                        Vice President and Controller
                                        (principal accounting officer)

                                  EXHIBIT INDEX

Exhibit
Number           Exhibit
-------          -------
99.1             Press Release dated August 18, 2005 announcing the election of
                 Ms. Angela Gittens to JetBlue Airways Corporation's Board of
                 Directors.